PROSPECTUS AND			PRICING SUPPLEMENT NO. 16
PROSPECTUS SUPPLEMENT,		Effective at 3:35 PM ET
each dated January 12, 1999	July 15, 1999
CUSIP: 24422ELF4			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $2,147,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
                          commencing on September 15,
                          1999, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				                  July 20, 1999

MATURITY DATE:				                  July 20, 2001

INTEREST RATE:				                  6.10% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Deutsche Bank Securities Inc.
                        has purchased the Senior Notes as
                        principal at a purchase price of
	                  					99.763% of the aggregate principal
                        amount of the Senior Notes.




Deutsche Bank Securities Inc.